EXHIBIT 21.01

                 SILICON VALLEY RESEARCH, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                 March 31, 2000

                                                                       Percentages
                                                  Organized Under       of Voting
                                                      Laws of       Securities Owned
                                                  ---------------   -----------------
Silicon Valley Research, Inc. (Registrant)          California             ---

   Subsidiaries:
   -------------
Silicon Valley Research, Inc. K.K.                    Japan                 97%
Silicon Valley Research, Inc. - Asia Pacific          Taiwan               100%
Quality I.C. Corporation                               Texas               100%


                 All of the above subsidiaries are included in

       Silicon Valley Research, Inc.'s Consolidated Financial Statements.

                                      37